FOR IMMEDIATE RELEASE	Contact:	Nancy Rose Senich
(703) 442-0080
pr@wyndstorm.com

Wyndstorm Corporation Announces Reverse Merger

Into Packetport.Com, Inc.

Premier Social Network Technology Provider, Wyndstorm Corporation, has Reached Agreement to Reverse Merge into PacketPort.Com, Inc. (NASD, OTC, PKPM)

Washington, D.C. — February 21, 2008— Wyndstorm Corporation, a leading social network technology provider company, announced that a reverse merger into PacketPort.com, Inc. On February 19, 2008, PacketPort.Com, Inc. (previously PKPT/OTC.BB), conducted a shareholder vote by proxy with the conclusion being approval of the merger of Wyndstorm and PacketPort.Com. The company is now trading as PKPM/OTC.BB. The terms of the merger include

•	A 1:20 reverse split
•	Issuance of 14, 978, 313 million post-reverse-split common shares to Wyndstorm shareholders giving them control of the combined companies.
•	Resignation of all management and Board of PacketPort.Com.
•	Approval of only Marian Sabety as the sole Director of the Company.

Closing is anticipated to occur before February 28, 2008. As soon as practicable, the name of the company shall be changed to Wyndstorm Corporation and a new OTC BB symbol will be issued.

As a result of the reverse merger into PacketPort.Com, Marian Sabety, Founder, President, and CEO of Wyndstorm, has been approved as Director and Chairman of the Board of PacketPort.Com.

This transaction will enable the company’s common stock to begin trading on the Over-The-Counter (OTC) Bulletin Board. Working with Source Capital Group (SCG) in Westport, CT, for investment banking services Wyndstorm expects to raise between $8-10 Million. Wyndstorm has over $8 Million in contract backlog, over the upcoming 24 months, and seeks to build-out implementation and sales support resources to meet their demand.

“This is a significant step in the growth of our company, and we are pleased to leverage the public financial markets to fund our expansion. In the last 3 months, we have contracted with 4 communities to build, host, and provide launch support for uniquely targeted social network solutions. This financing is critical to continue our growth and execute our strategy, maintaining our leadership position in providing online interactive entertainment as a high traffic draw to social network-based marketing programs,” said Marian Sabety, President and CEO of Wyndstorm Corporation. “Capital will be used to expand our sales support requirements and meet the explosive demand posed by interest in our social network offerings. We will also expand our end-to-end customized social network applications as we meet the demand for our one-stop social network set-up and management program support.”

Wyndstorm is beta-testing RipLounge, a unique online entertainment platform that does not require a software download for users to join together and play interactively with dancing, online karaoke, or downloading music, or other ways to have fun together in a common web destination. RipLounge (www.riplounge.com) will be launched in March 2008.

About Wyndstorm Corporation

Wyndstorm Corporation provides end-to-end technology and online marketing services, including design, build, hosting, and online marketing support. We specialize in social media, gaming, online entertainment, and ecommerce web solutions. Wyndstorm utilizes their pre-built application provide speed-to-market turn-key solutions for launching online marketing programs utilizing leading techniques, including 3-D virtual worlds, advergaming, interactive entertainment, and social network-based viral marketing. Our goal is to provide our clients with the best methods to increase user value and achieve desired business results. Simply put, Wyndstorm transforms ideas into revenues.    For more information about Wyndstorm Corporation, visit www.wyndstorm.com.

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Wyndstorm’s future performance, statements of Wyndstorm’s plans and objectives, and other similar statements. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Wyndstorm believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Wyndstorm expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.